UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2019
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2125 O'Nel Drive
San Jose, CA 95131

(Address of principal executive offices including zip code)
(408) 727-1885

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2019, Rani Hublou’s employment with 8x8, Inc. (the “Company”) ended. Ms. Hublou formerly served as the Company’s Chief Marketing Officer.
On February 5, 2019, the Company’s board of directors (the "Board") conducted a review of the roles and responsibilities of the Company’s senior management team, as it does periodically. In connection with this review, the Board made the following determinations:

•
The Board determined that Steven Gatoff, Chief Financial Officer, performed a policy-making role with respect to the Company’s accounting function and should therefore be designated as the Company’s principal accounting officer. Mr. Gatoff succeeded Henrik Gerdes, the Company’s Chief Accounting Officer, in this appointment. No change was made to the respective titles, compensation or other material employment terms of Mr. Gatoff nor Mr. Gerdes in connection with this change.

•
The Board determined that as a consequence of the addition of strategic financial functions to the office of the Chief Financial Officer, Darren Hakeman, Senior Vice President, Strategy, Analytics and Corporate Development who had previously been a named executive officer, should no longer be considered an “officer” under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended. No change was made to Mr. Hakeman’s title, compensation or other material terms of employment in connection with this change in officer status.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K with respect to Mr. Gatoff has been previously reported.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 6, 2019

8X8, INC.

By: /s/ Matthew Zinn
Matthew Zinn
Senior Vice President, General Counsel, Secretary, and Chief Privacy Officer